As filed with the Securities and Exchange Commission on November 4, 2009

                                                     Registration No. 333-159853

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM S-1/A
                                 AMENDMENT NO. 4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              mBeach Software, Inc
                              --------------------
             (Exact name of registrant as specified in its charter)

                                     Florida
                                     -------
         (State or other jurisdiction of incorporation or organization)

                                      7372
                                      ----
            (Primary Standard Industrial Classification Code Number)

                                   26-3439890
                                   ----------
                     (I.R.S. Employer Identification Number)

                                 William Gaffney
                    105 Hickory Oak Hollow, Cumming GA 30040
                                  678-358-6954
           ----------------------------------------------------------
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

 As soon as practicable after the effective date of this registration statement
        -----------------------------------------------------------------
        (Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting Company" in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer [ ]                        Accelerated filer         [ ]
Non-accelerated filer   [ ]                        Smaller reporting Company [X]
(Do not check if a smaller reporting Company)


                         CALCULATION OF REGISTRATION FEE

Title of Each                     Proposed         Proposed
  Class of         Amount         Maximum           Maximum          Amount of
Securities to      to be       Offering Price      Aggregate        Registration
be Registered    Registered      Per Unit(1)     Offering Price        Fee(2)
-------------    ----------    --------------    --------------     ------------
Common Stock
by Company       3,000,000          $0.01            $30,000            $1.57

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                              mBeach Software, Inc.

                        3,000,000 SHARES OF COMMON STOCK

PRIOR TO THIS OFFERING, THERE HAS BEEN NO PUBLIC TRADING MARKET FOR THE COMMON STOCK OF MBEACH SOFTWARE, INC. ("MBEACH"). MBEACH SOFTWARE, INC IS REGISTERING UP TO 3,000,000 SHARES OF COMMON STOCK AT AN OFFERING PRICE OF $0.01. THE MAXIMUM AMOUNT TO BE RAISED IS $ 30,000 THERE WILL BE NO UNDERWRITING OR BROKER/DEALERS INVOLVED IN THE TRANSACTION AND THERE WILL BE NO COMMISSIONS PAID TO ANY INDIVIDUALS FROM THE PROCEEDS OF THIS SALE. THE SHARES ARE BEING OFFERED BY MBEACH SOFTWARE, INC. THROUGH ITS SOLE OFFICER AND DIRECTOR. THERE WILL BE NO MINIMUM AMOUNT OF SHARES SOLD AND MBEACH SOFTWARE, INC. THE COMPANY WILL NOT CREATE AN ESCROW ACCOUNT INTO WHICH THE PROCEEDS FROM ANY SHARES WILL BE PLACED. THE PROCEEDS FROM ALL SHARES SOLD BY MBEACH SOFTWARE, INC WILL BE PLACED INTO THE CORPORATE ACCOUNT AND SUCH FUNDS SHALL BE NON-REFUNDABLE TO SUBSCRIBERS, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAWS. MBEACH SOFTWARE, INC WILL PAY ALL EXPENSES INCURRED IN THIS OFFERING.

Our common stock is presently not traded on any market or securities exchange. The offering price may not reflect the market price of our shares after the offering.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

This offering is self-underwritten. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering.

The Company is not required to sell any specific number or dollar amount of securities but will attempt to sell all of the securities offered.

This offering is being sold in $500 increments.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

              The date of this prospectus is _______________, 2009

                                TABLE OF CONTENTS

                                                                        Page No.
Part I
------
SUMMARY OF OUR OFFERING.................................................       2
SUMMARY OF FINANCIAL INFORMATION........................................       7
DESCRIPTION OF PROPERTY.................................................       7
RISK FACTORS............................................................       8
USE OF PROCEEDS.........................................................      18
DETERMINATION OF OFFERING PRICE.........................................      18
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES...........................      19
THE OFFERING BY THE COMPANY.............................................      19
PLAN OF DISTRIBUTION....................................................      20
LEGAL PROCEEDINGS.......................................................      21
BUSINESS................................................................      21
STRATEGY................................................................      22
THE MARKET..............................................................      23
MANAGEMENT..............................................................      23
SALES AND MARKETING.....................................................      23
COMPETITION.............................................................      24
STAFFING................................................................      24
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...............      25
LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL..................      25
CODE OF BUSINESS CONDUCT AND ETHICS.....................................      29
BACKGROUND OF OFFICERS AND DIRECTORS....................................      30
EXECUTIVE COMPENSATION..................................................      30
PRINCIPAL STOCKHOLDERS..................................................      32
DESCRIPTION OF SECURITIES...............................................      33
REPORTING...............................................................      34
STOCK TRANSFER AGENT....................................................      34
STOCK OPTION PLAN.......................................................      34
LITIGATION..............................................................      34
EXPERTS.................................................................      34
FINANCIAL STATEMENTS....................................................     F-1

Part II
-------
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION ............................    II-1
RECENT SALES OF UNREGISTERED SECURITIES ................................    II-1
EXHIBITS ...............................................................    II-1
UNDERTAKINGS ...........................................................    II-2
SIGNATURES .............................................................    II-4


                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             SUMMARY OF OUR OFFERING

mBeach Software, Inc. has 12,000,000 shares of common stock issued and outstanding and is registering an additional 3,000,000 shares of common stock for offering to the public. The company may endeavor to sell all 3,000,000 shares of common stock after this registration becomes effective. The price at which the company offers these shares is fixed at $0.01 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. MBEACH SOFTWARE, INC will receive all proceeds from the sale of the common stock.

          3,000,000 shares of common stock are offered by the company.

Offering price per share by the         A price, if and when the company sells
company                                 the shares of common stock is set at
                                        $0.01.

Number of shares outstanding before     12,000,000 common shares are currently
the offering of common shares           issued and outstanding.

Number of shares outstanding after      15,000,000 common shares will be issued
the offering of common shares           and outstanding after this offering is
                                        completed.

The minimum number of shares to be      None.
sold in this offering

Market for the common shares            There is no public market for the common
                                        shares. The price per share is $0.01.

                                        mBeach Software, Inc. may not be able to meet the requirement for a public listing or quotation of its common stock. Further, even if mBeach Software, Inc. common stock is quoted or granted listing, a market for the common shares may not develop. If a market develops, the price of the shares in the market may not be greater than or equal to the price in this offering.

Use of proceeds                         The company intends to use the net
                                        proceeds from this offering to develop
                                        and complete the business and marketing
                                        plan, and for other general corporate
                                        and working capital purposes. The
                                        expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $5,000 are being paid for by mBeach Software, Inc. The net proceeds will be the gross proceeds from the offering less the expenses of $5,000. Therefore, if the all shares are sold in the offering, the gross proceeds will be $30,000 and the net proceeds for the Company will be $25,000.

Termination of the offering             The offering will conclude when all
                                        3,000,000 shares of common stock have
                                        been sold, or 90 days after this
                                        registration statement becomes effective with the Securities and Exchange
                                        Commission. mBeach Software, Inc. may at its discretion extend the offering at its discretion extend the offering for an additional 90 days.

Terms of the offering                   The company will determine when and how
                                        it will sell the common stock offered in this prospectus.

You should rely only upon the information contained in this prospectus. MBEACH SOFTWARE, INC has not authorized anyone to provide you with information different from that which is contained in this prospectus. mBeach Software, Inc. is offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or of any sale of the common stock.

This summary provides an overview of selected information contained in this prospectus. It does not contain all the information that you should consider before making a decision to purchase the shares offered by mBeach Software, Inc.. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements.

                 SUMMARY INFORMATION ABOUT MBEACH SOFTWARE, INC

mBeach (the "Company") is a mobile transaction enablement software company. The Company is developing their business plan and has not developed any products or proto-types. The offering proceeds will be used to complete the business plan.

The Company's proprietary platform should allow firms to seamlessly extend the transactional capabilities of their existing Web sites to over 1,500 handheld device types. The Company plans to build a proprietary data transmission technique known as smart streaming to enable potential customers the ability to deliver fully secured transactions wirelessly at speeds vastly exceeding those available to browser based mobile phone applications. The costs and timing of the development of the data transmission technique are unknown.

The Company plans to derive its revenue from the sale and licensing of our platform coupled with professional services revenues related to integration of the platform into our potential customers' environments. The Company plans for additional revenues to be derived from ongoing maintenance fees and innovative revenue sharing plans that allow our revenues to grow as the wireless penetration rates of our customers increase. Our agreements should typically be multi year contracts providing mBeach with a solid foundation of recurring revenues.

The Company plans their initial strategy of entering the $51 Billion online gaming market according to PricewaterhouseCoopers. In 2007 there were over 216 million gamers and growing annually at 16.5% or over 300 million today, according to comScore, playing at thousands of branded sites across various sectors (e.g. internet sites, web portals, sports betting, lottery, poker rooms, etc.). Operators rely on back office software concentrated amongst industry integrators who sell and install their solutions and share in the operator's revenues. This industry has proven to be a rapid adopter of new enabling technologies and we anticipate that they would accept and adopt mBeach's solutions. Our channel strategy will be to partner with various integrators to extend both our offerings to wireless Gamers. The costs and timing of entering the gaming market are unknown.

The Company plans on building a strong brand in the gaming and entertainment sector. mBeach is also planning on executing a strategy to penetrate the Financial Services markets. Financial Services firms have proven to be early adopters of new technology based solutions and wireless transactional capability is no exception. We anticipate selling direct to this sector. Future markets include the video surveillance industry, customer relationship management (CRM) software market, and logistics & distribution. We intend to employ a mixture of direct sales and partnerships to penetrate these markets. The timing and associated costs of entering these additional markets are unknown.

mBeach believes wireless technology offers the capability to solve these challenges. However, the proliferation of wireless devices and general acceptance of mobile connectivity to corporate data is not without challenges. To be truly successful, wireless solutions must address the following issues:

   o Small wireless devices can be frustrating to use when navigating large volumes of data

   o Small devices have limited real estate (i.e., screen sizes) and input capabilities

   o Mobile solutions can require significant investments in development and support

mBeach' solution

The mBeach platform will be built using modular or object approach. This type of architecture was chosen for numerous reasons. The most significant reason is to vastly enhance the performance and scalability of handheld devices. The mobile devices commercially available, although fairly powerful, still do not have the storage, memory, and computing power of the personal computer. Therefore, to build applications that can simulate a PC type environment means we have to architect our mobile platform in a very unique way. The development costs and timing of the solution have not yet been determined.

By isolating each of the modules into a simple set of instructions that carries out a single task, we can create an open architecture that is flexible enough to support any business model and still operate efficiently within the confines of the device. It also allows us to carry on building more modules to continually increase the functions we can provide to clients. For example support for sound or video, live information graphing, supporting various and newer screen layouts. In order for each of these objects to communicate effectively, we will need to create a proprietary messaging standard used exclusively within our framework. Each module will then perform a core functionality and communicate with other modules through a common messaging standard. Should a module be dormant, it can be swapped out of memory and held in an object stack until it is required, saving on memory and improving performance. By breaking down an application into its core functions and having the ability to swap out dormant functions, we will have created the ability to manage and control memory - one of the key performance inhibitors in today's cellular phone market. Being that the components also will only perform a single function, objects will be able to quickly come together to produce a final client application or be independently enhanced without affecting other modules.

Enhanced user experience:

The wireless framework offers the richest graphic experience in the market today, without compromising on performance. It is for this reason, we believe that the gaming sector should quickly embraced our technology. The visual presentation will be deployed on existing wireless data networks.

Cross-platform & Network compatibility:

Our client-side software should support Microsoft PocketPC, Palm, Symbian, i-Mode, Blackberry, Smart-Phone and Java-enabled phones (J2ME) which translates to over 1,500 types of mobile phones. This cross-platform compatibility eliminates the need to rebuild the application for every different device type on different network protocols. Our solution should be network carrier independent. Therefore solutions can be deployed and run globally without any change. Being device and network agnostic will be a key technical differentiator we have over any competitors.

Performance:

Browser based solutions format the presentation layer at the gateway and then transmit the entire screen layout across the wireless network to the phone. The result is long delays between responses and inquiries. Due to our SmartStream technology and client-side software, we intend to deliver internet speed across today's cellular networks. This approach puts far less demand on the server and network and allows us to provide the user with improved performance and graphics.

Some of the other features inherent to the Company's framework include a number of unique and proprietary functions such as:

         Secure State Management - Maintains a virtual connection in "no signal" areas. Should a user lose signal for a period of time, their mobile device will auto refresh once a connection is re-established transparent to the user.

         Security - SmartStream will uniquely deliver the only true end-to-end secure solution. By eliminating the reliance on the browser and the network gateway, we will increase both security and performance while simplifying the technical implementation.

         Virtual Memory Management - By ensuring only necessary functions remain memory resident and caching dormant function in a virtual memory stack, mBeach will overcome several application limitations caused by restricted memory on client devices.

         SmartStream - Communications will be handled through a highly compressed synchronous transmission layer which provides Internet speed on today's wireless devices. SmartStream will also queue and prioritize transmissions to assure the quality of user experience and application responsiveness.

         Client Libraries - Presentation graphics and animation will be stored in local device libraries eliminating redundant delivery and creating a vivid user experience without compromising performance.

         Store & Forward - Users in areas without signal will still be able to utilize our software as it will temporarily store information in an encrypted database on the device. Clients can collect and refer to stored information and once they get access to a cellular signal, the device with automatically synchronize the collected information with the data server.

Our business and registered office is located at 105 Hickory Oak Hollow, Cumming GA 30040. Our contact number is 678-358-6954.

As of April 30, 2009, mBeach Software, Inc. had raised $7,500 through the sale of its common stock. There is $7,500 of cash on hand in the corporate bank account. The Company currently has liabilities of $0. The Company anticipates incurring costs associated with this offering totaling approximately $5,000. As of the date of this prospectus, we have not generated any revenue from our business operations. The following financial information summarizes the more complete historical financial information found in the audited financial statements of the Company filed with this prospectus.

SUMMARY OF THE OFFERING BY THE COMPANY

mBeach Software, Inc. has 12,000,000 shares of common stock issued and outstanding and is registering an additional 3,000,000 shares for offering to the public. The Company will endeavor to sell all 3,000,000 shares of common stock after this registration statement becomes effective. The price at which the Company is offering these shares is fixed at $0.01 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. mBeach Software, Inc. will receive all proceeds from the sale of the common stock.

--------------------------------------------------------------------------------
Securities being offered by             3,000,000 shares of common stock are
the Company, common stock,              offered by the Company.
par value $0.0001
--------------------------------------------------------------------------------
Offering price per share by             A price, if and when the Company sells
the Company.                            the shares of common stock, is set at
                                        $0.01.
--------------------------------------------------------------------------------
Number of shares outstanding            12,000,000 common shares are currently
before the offering of common           issued and outstanding.
shares.
--------------------------------------------------------------------------------
Number of shares outstanding            15,000,000 common shares will be issued
after the offering of common            and outstanding after this offering is
shares.                                 completed.
--------------------------------------------------------------------------------
Minimum number of shares to             None.
be sold in this offering
--------------------------------------------------------------------------------
Market for the common shares            There is no public market for the common
                                        shares. The price per share is $0.01.

                                        mBeach Software, Inc. may not be able to
                                        meet the requirement for a public
                                        listing or quotation of its common
                                        stock. Further, even if mBeach Software,
                                        Inc.'s common stock is quoted or granted
                                        a listing, a market for the common
                                        shares may not develop.
--------------------------------------------------------------------------------
Use of proceeds                         mBeach Software, Inc. will receive all
                                        proceeds from the sale of the common
                                        stock. There are no commissions or other
                                        fees paid to any broker dealer. The
                                        expenses of this offering, including the
                                        preparation of this prospectus and the
                                        filing of this registration statement,
                                        estimated at $5,000.00 are being paid
                                        for by mBeach Software Inc. If all
                                        3,000,000 common shares being offered
                                        are sold, the total gross proceeds to
                                        the Company would be $30,000, and the
                                        total net proceeds would be $25,000. The
                                        company intends to use the net proceeds
                                        from this offering to develop and
                                        complete the business and marketing
                                        plan, and for other general corporate
                                        and working capital purposes.
--------------------------------------------------------------------------------

Termination of the offering             The offering will conclude when all
                                        3,000,000 shares of common stock have
                                        been sold, or 90 days after this
                                        registration statement becomes effective
                                        with the Securities and Exchange
                                        Commission. mBeach Software,
                                        Inc. may at its discretion extend the
                                        offering for an additional 90 days.
--------------------------------------------------------------------------------
Terms of the offering                   The Company's president and sole
                                        director will sell the common stock upon
                                        effectiveness of this registration
                                        statement.
--------------------------------------------------------------------------------

You should rely only upon the information contained in this prospectus. mBeach Software, Inc. has not authorized anyone to provide you with information different from that which is contained in this prospectus. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained herein is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

                        SUMMARY OF FINANCIAL INFORMATION

The following summary financial information for the period stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations, the financial statements and the related notes thereto included elsewhere in this prospectus.

BALANCE SHEET                      AS OF APRIL 30, 2009   AS OF JULY 31, 2009
-------------                      --------------------   -------------------
   Total Assets ...............           $7,500                 $3,027
   Total Liability ............           $    0                 $  393
   Total Shareholder Equity ...           $7,500                 $2,634

OPERATING DATA
--------------
   Revenue ....................           $    0                 $    0
   Net Loss ...................           $   79                 $4,945
   Net Loss per Share .........           $    0                 $    0

As indicated in the financial statements accompanying this prospectus, mBeach Software, Inc. has had no revenue to date and has incurred only losses since its inception. The Company has had no operations and has been issued a "going concern" opinion from their auditors, based upon the Company's reliance upon the sale of our common stock as the sole source of funds for our future operations.

                             DESCRIPTION OF PROPERTY

The company does not own any real estate or other properties. The company's office is located at 105 Hickory Oak Hollow, Cumming, GA 30040. The business office is located at the office of William Gaffney, the CEO, of the company at no charge.

                                  RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

The Company considers the following to be the material risks for an investor regarding this offering. Secure Window should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

AUDITOR'S GOING CONCERN
-----------------------

THERE IS SUBSTANTIAL UNCERTAINTY ABOUT THE ABILITY OF MBEACH SOFTWARE, INC. TO CONTINUE ITS OPERATIONS AS A GOING CONCERN

In their audit report dated September 14, 2009, our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officers may be unwilling or unable to loan or advance any additional capital to mBeach Software, Inc. we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. Due to the fact that there is no minimum investment and no refunds on sold shares, you may be investing in a Company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment. See the April 30, 2009 Audited Financial Statements - Auditors Report". Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether it can continue as a going concern it may be more difficult to attract investors.

RISKS RELATED TO OUR FINANCIAL CONDITION
----------------------------------------

SINCE MBEACH SOFTWARE, INC. ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, IT MAY NEVER ACHIEVE PROFITABILITY

The Company anticipates an increase in its operating expenses, without realizing any revenues from the sale of its products. Within the next 12 months, the Company will have costs related to (i) the development of products, (ii) administrative expenses and (iii) the expenses of this offering.

There is no history upon which to base any assumption as to the likelihood that the Company will prove successful. We cannot provide investors with any assurance that our products will attract customers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

OUR BUSINESS WILL FAIL IF WE DO NOT OBTAIN ADEQUATE FINANCING, RESULTING IN THE COMPLETE LOSS OF YOUR INVESTMENT

If we are not successful in earning revenue once we have started our sale activities, we may require additional financing to sustain our business operations. Currently, we do not have any arrangements for financing and can provide no assurances to investors that we will be able to obtain any when required. Obtaining additional financing would be subject to a number of factors, including the Company's sales results. These factors may have an affect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us. See "Description of Business."

No assurance can be given that the Company will obtain access to capital markets in the future or that adequate financing to satisfy the cash requirements of implementing our business strategies will be available on acceptable terms. The inability of the Company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and its financial conditions.

RISKS RELATED TO THIS OFFERING
------------------------------

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK

There is currently no public trading market for our common stock. Therefore, there is no central place, such as a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale. The offering price and other terms and conditions relative to the Company's shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed recently and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

INVESTING IN THE COMPANY IS HIGHLY SPECULATIVE AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. The business objectives of the Company are also speculative, and it is possible that we would be unable to accomplish them. The Company's shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

INVESTING IN OUR COMPANY MAY RESULT IN AN IMMEDIATE LOSS BECAUSE BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH

The Company has only been recently formed and has only a limited operating history and no earnings, therefore, the price of the offered shares is not based on any data. The offering price and other terms and conditions regarding the Company's shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The arbitrary offering price of $0.01 per common share as determined herein is substantially higher than the net tangible book value per share of the Company's common stock. mBeach Software, Inc.'s assets do not substantiate a share price of $0.01. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the Company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board.

BECAUSE THE COMPANY HAS 250,000,000 AUTHORIZED SHARES, MANAGEMENT COULD ISSUE ADDITIONAL SHARES, DILUTING THE CURRENT SHAREHOLDERS' EQUITY

The Company has 250,000,000 authorized shares, of which only 12,000,000 are currently issued and outstanding and only 15,000,000 will be issued and outstanding after this offering terminates. The Company's management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the Company's current shareholders. Additionally, large share issuances would generally have a negative impact on the Company's share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT WITH SUBSCRIPTIONS FOR INVESTORS, IF WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, THEY WILL LOSE THE ENTIRE INVESTMENT

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

THE COMPANY DOES NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE, SO THERE WILL BE FEWER WAYS IN WHICH YOU CAN MAKE A GAIN ON ANY INVESTMENT IN THIS COMPANY

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any, for the operation growth and expansion of our business.

AS WE MAY BE UNABLE TO CREATE OR SUSTAIN A MARKET FOR OUR SHARES, THEY MAY BE EXTREMELY ILLIQUID

If no market develops, the holders of our common stock may find it difficult or impossible to sell their shares. Further, even if a market develops, our common stock will be subject to fluctuations and volatility and the Company cannot apply directly to be quoted on the NASD Over-The-Counter Bulletin Board (OTC). Additionally, the stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker in the Company's stock. Despite the Company's efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. The Company may consider pursuing a listing on the OTCBB after this registration becomes effective and the Company has completed its offering.

IN THE EVENT THAT THE COMPANY'S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERELY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY'S SHARES

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a "penny stock", which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the "SEC") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

SINCE OUR SOLE OFFICER AND DIRECTOR CURRENTLY OWNS 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FEEL THAT HIS DECISIONS ARE CONTRARY TO THEIR INTERESTS

The Company's sole officer and director own 100% of the outstanding shares and will own 75% after this offering is completed. As a result, he may have control of the Company and be able to choose all of our directors. His interests may differ from those of other stockholders. Factors that could cause his interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time he is able to devote to the Company.

All decisions regarding the management of the Company's affairs will be made exclusively by him. Purchasers of the offered shares may not participate in the management of the Company and, therefore, are dependent upon his management abilities. The only assurance that the shareholders of the Company, including purchasers of the offered shares, have that the Company's sole officer and director will not abuse his discretion in executing the Company's business affairs, is his fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the sole officer and director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of the Company's management.

RISKS RELATED TO INVESTING IN OUR COMPANY
-----------------------------------------

OUR LACK OF AN OPERATING HISTORY GIVES NO ASSURANCE THAT OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES, WHICH COULD RESULT IN THE SUSPENSION OR TERMINATION OF OUR OPERATIONS

We were incorporated on April 24, 2009 and we have not realized any revenues to date. We have very little operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering and our ability to generate revenues through sales of our products.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control over. Factors that may cause our operating results to fluctuate significantly include: our inability to generate enough working capital from future equity sales; the level of commercial acceptance by the public of our products; fluctuations in the demand for our product and capital expenditures relating to expansion of our business, operations and infrastructure and general economic conditions. If realized, any of these risks could have a materially adverse effect on our business, financial condition and operating results.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, WE MUST LIMIT OUR MARKETING ACTIVITIES. AS A RESULT, OUR SALES MAY NOT BE ENOUGH TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities to potential customers having the likelihood of purchasing our products. We intend to generate revenue through the sale of our products. Because we will be limiting the scope of our marketing activities, we may not be able to generate enough sales to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

THE COMPANY'S SOLE OFFICER AND DIRECTOR MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HIS TIME TO THE COMPANY, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS AND EVEN BUSINESS FAILURE.

Mr. Gaffney, our sole officer and director, has other business interests and currently devotes approximately 20 to 25 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Mr. Gaffney, which may result in periodic interruptions or suspensions of our business plan. If the demands of the Company's business require the full business time of our sole officer and director, he is prepared to adjust his timetable to devote more time to the Company. However, he may not be able to devote sufficient time to the management of the business, which may result in periodic interruptions in implementing the Company's plans in a timely manner. Such delays could have a significant negative effect on the success of the business.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

Because the Company is entirely dependent on the efforts of its sole officer and director, his departure or the loss of other key personnel in the future, could have a materially adverse effect on the business. The Company believes that all commercially reasonable efforts have been made to minimize the risks associated with the departure by key personnel from service. However, there is no guarantee that replacement personnel, if any, will help the Company to operate profitably. The Company does not maintain key person life insurance on its sole officer and director.

IF THE COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO THE SHAREHOLDERS.

In the event of the dissolution of the Company, the proceeds realized from the liquidation of its assets, if any, will be used primarily to pay the claims of the Company's creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

RISKS RELATED TO THE COMPANY'S MARKET AND STRATEGY
--------------------------------------------------

WE ARE A NEW COMPANY WITH NO OPERATING HISTORY AND WE FACE A HIGH RISK OF BUSINESS FAILURE WHICH WOULD RESULT IN THE LOSS OF YOUR INVESTMENT.

We are a development stage Company formed recently to carry out the activities described in this prospectus and thus have only a limited operating history upon which an evaluation of its prospects can be made. We were incorporated on April 24, 2009 and to date have been involved primarily in the design of our business plan and we have no business operations. Thus, there is no internal or industry-based historical financial data upon which to estimate our planned operating expenses.

The Company expects that its results of operations may also fluctuate significantly in the future as a result of a variety of market factors including, among others, the entry of new competitors offering a similar product; the availability of motivated and qualified personnel; the initiation, renewal or expiration of our customer base; pricing changes by the Company or its competitors, specific economic conditions in the financial markets. Accordingly, our future sales and operating results are difficult to forecast.

As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which could result in the complete loss of your investment.

WE MAY BE UNABLE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR OUR PRODUCTS OR ESTABLISH A SIGNIFICANT MARKET PRESENCE.

The Company's growth strategy is substantially dependent upon its ability to market its products successfully to prospective clients. However, its planned services may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of the Company's services to achieve or sustain market acceptance could have a materially adverse effect on our business, financial conditions and the results of our operations.

MANAGEMENT'S ABILITY TO IMPLEMENT THE BUSINESS STRATEGY

Although the Company intends to pursue a strategy of marketing its products throughout North America, our business success depends on a number of factors. These include: our ability to establish a significant customer base and maintain favorable relationships with customers and partners; obtain adequate business financing on favorable terms in order to buy all the necessary equipment and materials; development and maintenance of appropriate operating procedures, policies and systems; hire, train and retain skilled employees. The inability of the Company to manage any or all of these factors could impair its ability to implement its business strategy successfully, which could have a materially adverse effect on the results of its operations and its financial condition.

MBEACH SOFTWARE, INC. MAY BE UNABLE TO MANAGE ITS FUTURE GROWTH

Any extraordinary growth may place a significant strain on management, financial, operating and technical resources. Failure to manage this growth effectively could have a materially adverse effect on the Company's financial condition or the results of its operations.

RISKS RELATED TO INVESTING IN OUR BUSINESS
------------------------------------------

THE COMPANY MAY BE UNABLE TO MAKE NECESSARY ARRANGEMENTS AT ACCEPTABLE COSTS

Because we are a small business, with limited assets, we are not in a position to assume unanticipated costs and expenses. If we have to make changes in the Company structure or are faced with circumstances that are beyond our ability to afford, we may have to suspend operations or cease operations entirely which could result in a total loss of your investment.

BECAUSE WE HAVEN'T BUILT A PROTOTYPE, OUR PRODUCTS MAY NOT WORK PROPERLY AND/OR THE PRODUCTION COST CAN EXCEED EXPECTATIONS

We have not built a prototype of our software yet; therefore, we don't know the exact cost of production. In the case of a higher than expected cost of production, we won't be able to offer our products at a reasonable price. Furthermore, we may find problems in the development process and/or product functionality. If we are unable to develop our products, we will have to cease our operations, resulting in the complete loss of your investment.

GENERAL COMPETITION

The Company has identified a market opportunity for our products. Competitors may enter this sector with superior products, services, conditions and/or benefits. This would infringe on our customer base, have an adverse affect upon our business and the results of our operations

The mobile software industry is a highly competitive market. We will compete with both large and small corporations. Most of these companies have greater financial and personnel resources than we do.

IF WE CANNOT PRODUCE SOFTWARE THAT MEETS PRICE AND/OR PERFORMANCE CRITERIA, THE BUSINESS WILL FAIL.

The software market is very competitive. Customers require specific functional and technical requirements as well as competitive prices for the software. Each customer has different functional and technical requirements and the Company cannot guarantee that the software will meet each customer's requirements. If the Company cannot develop software that meets the customer requirements and/or the software is not competitively priced, the business will fail.

IF, AFTER DEMONSTRATING PROOF-OF-CONCEPT, WE ARE UNABLE TO ESTABLISH RELATIONSHIPS WITH DEVELOPMENT PARTNERS AND/OR CUSTOMERS, THE BUSINESS WILL FAIL.

Because there may be a substantial delay between the completion of this offering and the execution of the business plan, our expenses may be increased and it may take us longer to generate revenues. We have no way to predict when we will begin our service.

THERE IS NO MINIMUM AMOUNT REQUIRED TO BE RAISED IN THIS OFFERING, AND IF WE CANNOT GENERATE SUFFICIENT FUNDS FROM THIS OFFERING, THE BUSINESS WILL FAIL.

There is not a minimum amount of shares that need to be sold in this Offering for the Company to access the funds. Therefore, this Offering will be immediately available for use by us and we don't have to wait until a minimum number of Shares have been sold to keep the proceeds from any sales. We can't assure you that subscriptions for the entire Offering will be obtained. We have the right to terminate the offering of the Shares at any time, regardless of the number of Shares we have sold since there is no minimum subscription requirement. Our ability to meet our financial obligations and cash needs, and to achieve our objectives, could be adversely affected if the entire offering of Shares is not fully subscribed for. State Blue Sky laws may limit resale of the Shares. The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares.

Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the Company in an accepted publication which permits a "manual exemption". This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they 'recognize securities manuals' but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin. If we do not execute our business plan on schedule or within budget, our ability to generate revenue may be diminished or delayed. Our ability to adhere to our schedule and budget face many uncertainties.

WE DO NOT MAINTAIN PRODUCT LIABILITY COVERAGE. WE COULD BECOME LIABLE FOR UNINSURED PRODUCT LIABILITY CLAIMS WHICH WOULD ADVERSELY AFFECT OUR ABILITY TO CONTINUE AS A GOING CONCERN, HOWEVER, WE INTEND TO PROVIDE PRODUCTS LIABILITY INSURANCE PRIOR TO ANY SALE OF OUR SERVICE OFFERINGS.

The company does not maintain any product liability insurance at this time. Once the product is released, the Company will evaluate the need for product liability insurance. If no product liability insurance is obtained, product claims against the company could have a material affect and potentially cause the business to fail.

SHOULD OUR SOLE OFFICER AND DIRECTOR LEAVE THE COMPANY, WE MAY BE UNABLE TO CONTINUE OUR OPERATIONS.

William Gaffney, our sole officer and director, has other outside business activities and is devoting only approximately 20-25 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to William Gaffney, which may result in periodic interruptions or suspensions of our business plan. If the demands of the company's business require the full time of our executive officer, he is prepared to adjust his timetable in order to devote more time to conducting our business operations. However, our executive officer may be unable to devote sufficient time to the management of the company's business, which may result in periodic interruptions in the implementation of the company's business plans and operations. Such delays could have a significant negative effect on the success of our business.

The company is entirely dependent on the efforts and abilities of its sole officer and director. The loss of our sole officer and director could have a materially adverse effect on the business and its prospects. The company believes that all commercially reasonable efforts have been made to minimize the risks associated with the departure from service of our current sole officer and director. However, replacement personnel may be unavailable to us. Moreover, even if available, replacement personnel may not enable the company to operate profitably.

All decisions regarding the management of the company's affairs will be made exclusively by its sole officer and director. Purchasers of the offered shares may not participate in the management of the company and, therefore, are dependent upon the management abilities of the company's sole officer and director. The only assurance that the shareholders of the company (including purchasers of the offered shares) have that the company's sole officer and director will not abuse his discretion in making decisions, with respect to its affairs and other business decisions, is his fiduciary obligations and business integrity. Accordingly, no person should purchase offered shares unless that person is willing to entrust all aspects of management to the company's sole officer and director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of the company's management.

The company's management may retain independent contractors to provide services to the company. Those independent individuals and organizations have no fiduciary duty to the shareholders of the company and may not perform as expected. The company does not maintain key person life insurance on its sole officer and director.

RISKS RELATING TO OUR BUSINESS

IF WE CANNOT EFFECTIVELY PROMOTE OUR PRODUCTS, WE WILL NOT ATTRACT CUSTOMERS.

If we cannot partner with a distribution business partner of mobile software products, we will not have the ability to attract customers. A failure to achieve partners would have a material and adverse effect on our business, operating results and financial condition.

IF WE CANNOT ESTABLISH AND MAINTAIN QUALIFICATIONS AS A SUPPLIER TO COMMERCIAL CUSTOMERS, THE BUSINESS WILL BE ADVERSELY AFFECTED.

If we cannot achieve and maintain the necessary qualifications for our business, our customers may elect to seek solutions from other companies. These qualifications traditionally include customer service and technical support requirements (ex. 7x24x365 support). If the Company is successful in raising additional capital and able to hire and retain qualified resources for customer service and technical support, the Company believes it will be successful in achieving and maintaining the necessary qualifications for the customers. If the Company cannot achieve or maintain these types of customer qualifications for customers, our business will be impacted in an adverse way.

FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations, including plans and objectives relating to our planned entry into our service business. The forward-looking statements and associated risks set forth in this prospectus include or relate to, among other things, (a) our projected profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operation" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in these forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, the forward-looking statements contained in this prospectus may not in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on the assumptions that we will be able to continue our business strategies on a timely basis, that we will attract customers, that there will be no materially adverse competitive conditions under which our business operates, that our sole officer and director will remain employed as such, and that our forecasts accurately anticipate market demand. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in this "Risk Factors" section of this prospectus, there are a number of other risks inherent in our business and operations, which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Increases in the cost of our services, or in our general or administrative expenses, or the occurrence of extraordinary events, could cause actual results to vary materially from the results contemplated by these forward-looking statements.

Management decisions, including budgeting, are subjective in many respects and subject to periodic revisions in order to reflect actual business conditions and developments. The impact of such conditions and developments could lead us to alter our marketing, capital investment or other expenditures and may adversely affect the results of our operations. In light of the significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

                                 USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed.

The Company anticipates spending up to $5,000 for this offering for the preparation and filing of this registration statement. No fees or commissions are paid to any broker dealer.

The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.

                         IF 25% OF      IF 50% OF      IF 75% OF     IF 100% OF
                        SHARES SOLD    SHARES SOLD    SHARES SOLD    SHARES SOLD
                        -----------    -----------    -----------    -----------
NET PROCEEDS FROM
 THIS OFFERING             $2,500        $10,000        $17,500        $25,000

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The net proceeds to the Company are expected to be the gross proceeds from this offering minus $5,000 for preparation and filing of this registration statement. For example, if 100% of the shares are sold, the total net proceeds to the Company would be $25,000 ($30,000 gross proceeds - $5,000 expenses).

The total net proceeds raised through this offering will be used to develop and complete the business and marketing plan. If less than the maximum offering funds are raised, the proceeds will first be used for the business and marketing plan, and any remaining funds will be used for general operational and working capital purposes. The company does not anticipate using any of the offering proceeds for product development.

                         DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by mBeach Software, Inc. and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The price of the current offering is fixed at $0.01 per share. This price is significantly greater than the price paid by the company's sole officer and director for common equity since the company's inception on April 24, 2009. The company's sole officer and director paid $0.000625 per share, a difference of $0.009375 per share lower than the share price in this offering.

                  DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

COMPANY IF ALL OF THE SHARES ARE SOLD
-------------------------------------
   Price per share ...............................................   $      0.01
   Net tangible book value per share before offering .............   $     0.001
   Potential gain to existing shareholders .......................   $         0
   Net tangible book value per share after offering ..............   $    0.0025
   Increase to present stockholders in net tangible book value
     per share after offering ...................................    $  0.001875
   Capital contributions .........................................   $     7,500
   Number of shares outstanding before the offering ..............    12,000,000
   Number of shares after offering held by existing stockholders .    12,000,000
   Percentage of ownership after offering ........................           80%

PURCHASERS OF SHARES IN THIS OFFERING IF ALL SHARES SOLD
--------------------------------------------------------
   Price per share ...............................................   $      0.01
   Dilution per share ............................................   $    0.0075
   Capital contributions .........................................   $    30,000
   Percentage of capital contributions ...........................           80%
   Number of shares after offering held by public investors ......     3,000,000
   Percentage of ownership after offering ........................           20%

                           THE OFFERING BY THE COMPANY

mBeach Software, Inc. is registering 3,000,000 shares of its common stock for offer and sale.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to have our common stock listing on the OTC Bulletin Board, subject to the effectiveness of this Registration Statement. In addition, a market maker will be required to file a Form 211 with the National Association of Securities Dealers Inc. before the market maker will be able to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention.

All of the shares registered herein will become tradable on the effective date of this registration statement. The company will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer.

NOTE: As of the date of this prospectus, our sole officer and director, William Gaffney, owns 12,000,000 common shares, which are subject to Rule 144 restrictions. There is currently one (1) shareholder of our common stock.

The company is hereby registering 3,000,000 common shares. The price per share is $0.01.

In the event the company receives payment for the sale of their shares, mBeach Software, Inc. will receive all of the proceeds from such sales. mBeach Software, Inc. is bearing all expenses in connection with the registration of the shares of the company.

                              PLAN OF DISTRIBUTION

We are offering the shares on a "self-underwritten" basis directly through William Gaffney our executive officer and director named herein, who will not receive any commissions or other remuneration of any kind for selling shares in this offering, except for the reimbursement of actual out-of-pocket expenses incurred in connection with the sale of the common stock. The offering will conclude when all 3,000,000 shares of common stock have been sold, or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. mBeach Software, Inc. may at its discretion extend the offering for an additional 90 days.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. We will sell shares on a continuous basis. We reasonably expect the amount of securities registered pursuant to this offering to be offered and sold within two years from this initial effective date of this registration.

In connection with his selling efforts in the offering, William Gaffney will not register as broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of Rule 3a4-1 under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. William Gaffney is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. William Gaffney will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. William Gaffney is not and has not been within the past 12 months, a broker or dealer, and is not within the past 12 months, an associated person of a broker or dealer. At the end of the offering, William Gaffney will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities. William Gaffney has not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

12,000,000 common shares are issued and outstanding as of the date of this prospectus. The company is registering an additional 3,000,000 shares of its common stock for possible resale at the price of $0.01 per share. There is no arrangement to address the possible effect of the offerings on the price of the stock.

mBeach Software, Inc. will receive all proceeds from the sale of the shares by the company. The price per share is $0.01. However, mBeach Software, Inc. common stock may never be quoted on the OTC Bulletin Board or listed on any exchange.

The company's shares may be sold to purchasers from time to time directly by, and subject to, the discretion of the company. Further, the company will not offer their shares for sale through underwriters, dealers, or agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the company and/or the purchasers of the shares for whom they may act as agents. The shares sold by the company may be sold occasionally in one or more transactions, either at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale, or at prices otherwise negotiated at the time of sale. Such prices will be determined by the company or by agreement between the company and any purchasers of our common stock.

The shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In addition and without limiting the foregoing, the company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

mBeach Software, Inc. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

                                LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and to our knowledge; no such proceedings are threatened or contemplated by any party.

                                    BUSINESS

INTRODUCTION

mBeach Software, Inc. ("mBeach" or the "Company") is a development stage company and was incorporated in Florida on April 24, 2009, to develop and market mobile software. mBeach intends to be a mobile transaction enablement software company. Our proprietary platform should allow firms to seamlessly extend the transactional capabilities of their existing Web sites to over 1,500 handheld device types. We intend to build around a proprietary data transmission technique known as SmartStream, our customers should be able to deliver fully secured transactions wirelessly at speeds vastly exceeding those available to browser based mobile phone applications.

We have not generated any revenues to date and our activities have been limited to developing the Business Plan. We will not have the necessary capital to develop our Business Plan until we are able to secure financing. There can be no assurance that such financing will be available on suitable terms. See "Management's Discussion and Analysis Plan of Operations" and "Liquidity and Capital Resources."

We have no plans to change our business activities or to combine with another business and are not aware of any events or circumstances that might cause us to change our plans. We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion and rely upon the sale of our securities to funds operations.

The following description of our business is intended to provide an understanding of our Company and our strategic bearing.

                                    STRATEGY

mBeach Software, Inc. intends to build a world-class mobile software firm by developing enterprise software solutions to allow firms to seamlessly extend the transactional capabilities of their existing Web sites to over 1,500 handheld device types. mBeach has developed the following business strategy to address the mobile transaction opportunity:

   The Company initially identified markets where:

      o Targets and their customers were likely to be early adopters of wireless technologies;

      o  there was no apparent or dominant competition;

      o the Company could leverage existing channels to quickly become the dominant provider as we interface and wirelessly extend existing Web environments;

      o the Company could implement a stable recurring revenue model on a client base that would exceed 10,000 users per client over time.

Accordingly, the company intends to primarily target three markets: Gaming & Entertainment; Financial Services; and large Enterprises where remote access to information is a necessity to their business (i.e. Insurance, Real Estate, and Field Services). A secondary market we have been successful in penetrating is video surveillance and the delivery of live streaming video content.

Of the three primary markets, the $1.5 trillion global gaming market will be the top primary market for mBeach's technology. We intend to approach the gaming and entertainment sector through a channel strategy. There are a number of gaming software companies supporting approximately 1,500 gaming operators who generate revenue from their players. By affiliating with these companies through a VAR (Value Added Reseller) model, mBeach intends to extend their gaming solutions to the wireless user. In essence we should leverage the existing supplier-customer relationships within the industry in a non-threatening way.

This market strategy has proven to be successful. We anticipate having a number of software providers who will sign multi-year exclusive contracts based on the Business Model described in the previous section. The top sports book and horse racing software providers (Scientific Games (pari-mutuel), United Tote, YouBet, Churchill Downs, Finsoft, Orbis, BetOptions, IQ-Ludorum, Digital Gaming Solutions, BoDog, Interactive Gaming & Wagering, and ASI/Extension, CaribSports, Sportsbook.com) are additional targets for mBeach which represents approximately 300 sports books and horse racing sites and 75% of the sports and horse racing industries. We intend to work to deploy a mobile solution across all of their gaming site operators so that these operators can offer a mobile product to their user base. Bonus programs, News/Scores/Stats, refer-a-friend, SMS push technology, affiliate tracking, multi-lingual support, all will contribute to the success of the adoption and use of the application.

mBeach intends to aggressively pursue its strategy with software, services and Internet applications in the areas of marketing, selling, and managing field service relationships. In order to effectively execute its rapid growth strategy, mBeach intends to initially focus on the consumer retail and technology markets.

William Gaffney, our CEO, prior to the start up of mBeach has been instrumental in validating the business concept of mBeach. He has evaluated numerous direct competitors in the relevant business spaces, in order to understand how to create competitive advantages within our marketplace. He brings start-up experience, and extensive experience with respect to development stage companies.

                                   THE MARKET

Wireless applications are an important emerging technology. Adoption issues facing the wireless industry revolve around performance, security, and ease of use. Given this dynamic landscape and the importance of wireless applications to future business opportunities, along with the unique and specialized skill-sets required to develop wireless applications, organizations are turning to wireless solutions companies to design and implement their wireless strategies. In order to meet these demands, new technologies, and therefore new companies, such as mBeach, are emerging to fulfill these technically challenging requirements.

According to the International Telecommunications Union/ICT Indicators Database, at the end of 2008, there are over 4 billion mobile device users worldwide connected to the wireless Internet. The evolution of the Internet has lead to a fundamental change in behavior for both the consumer and the enterprise. The wireless Internet is the next step in this evolution. According to data compiled by Forrester Research in April, 2008, over 85 percent of the IT executives in the United States interviewed have either launched or plan to launch mobile services and business functions to handheld devices. It is without question that the wireless industry should continue to experience tremendous growth.

In March 2009, Gartner forecasts the enterprise software market to be a $222.6 Billion market up 0.3% year over year.This market represents 6.95% of total technology spending in the segment. Spending should also increase as the complexity of applications mobilized increases, an attribute that should be enabled not only by faster networks, but also the ability to implement thick client solutions.

                                   MANAGEMENT

We intend to employ and use consultants to build the corporate infrastructure in FINANCE, ACCOUNTING, MARKETING, SALES, SOFTWARE, PURCHASING and other administrative functions.

                               SALES AND MARKETING

mBeach intends to have a limited direct sales force dedicated to marketing and selling services to clients seeking mobile transactional solutions. mBeach expects to grow the sale force conservatively in both Florida and other states in the south east. The sales team intends to identify prospects, develop opportunities, close sales, and manage client relationships.

To achieve market penetration, mBeach intends to leverage the indirect sales channel. Indirect sales should be produced through business development efforts to create strategic partnerships with SI's(system Integrators) and ISV's (independent software vendors) to not only leverage their sales force but also to leverage their install base. SI partners should also be employed to augment our professional services staff for implementations. mBeach' strategy is to quickly establish relationships with the market leaders as they position themselves to respond to their customer's mobile and wireless needs.

                                   COMPETITION

As a provider of wireless solutions, mBeach has assessed its potential competitors based primarily on their functionality of wireless product, the security and scalability of their architecture, and industry focus. Due to our strong emphasis in the gaming sector we have also compared ourselves to software providers focused solely in the entertainment content sector.

FOCUSED PROVIDERS: These are companies that have built a wireless set of tools that attempt to address the needs of a specific vertical market. Currently most of the competition in this sector derive their revenue from infra-structure and ongoing professional services and build to a specific device type (i.e. Blackberry, Palm, and Pocket/PC). For these companies to adapt their offering to next generation devices would mean re-architecting the way they conduct business and losing the infra-structure and professional services components of their business. They have, to date, focused on financial institutions or carriers for penetration. These include Aligo (recently acquired), Infowave, Aether, 724, and iAnywhere. Our difference should come from our ability to support over 1,000 device types allowing us to go after the consumer application also. We should also provide a more vivid presentation and increased performance learnt from our gaming experience.

GAMING SPECIFIC PROVIDERS: There are a number of SMS and mobile phone download game providers in today's market, including Cellectivity, Probability Games, Mfuse, Airborne Entertainment. None of them have made any significant penetration into the play for real gaming environment due to security breaches and huge latency issues inherent to their architecture and the technical restrictions that exist on the handheld devices such as storage size restrictions. These companies sell their own games and content and therefore are competing with the existing casino software providers. Our difference should be that we never produce content. Whether a game or a sports book or race programs. We should focus exclusively on delivering content on behalf of our clients of partners. Therefore we should never compete against the companies that have an established client base in the Internet market, they become our partners and introduce us to that client base. We should also focus on portability such as supporting 1,500 device types and enhancing the performance and presentation - we should not have to worry about the creativity required to continually produce new games and titles and content.

SYSTEMS INTEGRATORS: Custom solutions should still consume some of the wireless market share as large organizations continually try to build ground-up solutions for each client, under the assumption that wireless is easy and can be built without the aid of tools and wireless platforms. These companies include IBM, EDS, Accenture, Bearing Point, and BEA Systems. However, these companies may also be potential clients and Value Added Resellers of mBeach's suite of products.

With any growing and expanding market, mBeach also expects new competitors to emerge. The wireless market is not expected to be any different, particularly with the prevalence of open standards. Although various competitors have emerged, the mobile application market is still in its infancy.

There are no dominant players that address our target market with these types of capabilities.

                                    STAFFING

As of September 17, 2009, mBeach Software, Inc. has no permanent staff other than its sole officer and director, William Gaffney, who is the President and Chairman of the company. William Gaffney has the flexibility to work on mBeach Software, Inc. up to 20 to 25 hours per week. He is prepared to devote more time to our operations as may be required. He is not being paid at present.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

At present, mBeach Software, Inc. has no employees other than its current sole officer and director, William Gaffney, who has not been compensated. There are no employment agreements in existence. The company presently does not have any pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, the company may adopt plans in the future. There are presently no personal benefits available to the company's director.

During the initial implementation of our development strategy, the company intends to hire independent consultants, and contractors to develop, prototype, various components of technology platform. The Company will need to raise additional capital over the next twelve (12) months to hire and/or retain these resources.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like:
"believe", "expect", "estimate", "anticipate", "intend", "project" and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

WE ARE A DEVELOPMENT STAGE COMPANY ORGANIZED TO DEVELOP AND MARKET MOBILE SOFTWARE.

We have not yet generated or realized any revenues from business operations. Our auditors have issued a going concerned opinion. This means there is substantial doubt that we can continue as an on-going business for the next twelve (12) months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin marketing our service to customers. Accordingly, we must raise cash from sources other than revenues generated from the proceeds of loans we undertake.

From inception to April 30, 2009, the company's business operations have primarily been focused on developing our business plan and market research.

             LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

THERE IS NO HISTORICAL FINANCIAL INFORMATION ABOUT US UPON WHICH TO BASE AN EVALUATION OF OUR PERFORMANCE. MBEACH SOFTWARE, INC. WAS INCORPORATED IN THE STATE OF FLORIDA ON April 24, 2009; WE ARE A DEVELOPMENT STAGE COMPANY ATTEMPTING TO ENTER INTO THE FINANCIAL SOFTWARE MARKET. OUR INTENDED PRIMARY MARKETING BUSINESS APPROACH SHOULD BE TO PARTNER WITH ESTABLISHED FINANCIAL INSTITUTIONS TO MARKET AND SUPPORT THE PRODUCT OFFERING. WE HAVE NOT GENERATED ANY REVENUES FROM OUR OPERATIONS. WE CANNOT GUARANTEE WE WILL BE SUCCESSFUL IN OUR BUSINESS OPERATIONS. OUR BUSINESS IS SUBJECT TO RISKS INHERENT IN THE ESTABLISHMENT OF A NEW BUSINESS ENTERPRISE, INCLUDING THE FINANCIAL RISKS ASSOCIATED WITH THE LIMITED CAPITAL RESOURCES CURRENTLY AVAILABLE TO US FOR THE IMPLEMENTATION OF OUR BUSINESS STRATEGIES(SEE "RISK FACTORS"). TO BECOME PROFITABLE AND COMPETITIVE, WE MUST DEVELOP THE BUSINESS AND MARKETING PLAN, EXECUTE THE PLAN AND ESTABLISH SALES AND CO-DEVELOPMENT RELATIONSHIPS WITH CUSTOMERS AND PARTNERS.

Our sole officer and director undertakes to provide us with initial operating and loan capital to sustain our business plan over the next twelve (12) month period partially through this offering and will seek alternative financing through means such as borrowings from institutions or private individuals.

PLAN OF OPERATION

Over the 12 month period starting upon the effective date of this registration statement, the company must raise capital in order to complete the Business and Marketing Plan and to commence its execution. The Company anticipates that the business and marketing plan will be completed within 180 days after the offering is completed. After the business and marketing plan are completed, the company plans on using consultants and contractors to commence the product development strategy. During the initial implementation of our development strategy, the company intends to hire independent consultants, and contractors to develop, prototype, various components of product. The Company expects product development to last between eighteen (18) and twenty four (24) months.

Since inception to April 30, 2009, mBeach Software, Inc. has spent a total of $79.00 on start-up costs. The company has not generated any revenue from business operations. All proceeds currently held by the company are the result of the sale of common stock to its officers.

The company incurred expenditures of $ 0.00 for accounting services, the preparation of audited financial statements and legal services. The company also had expenditures of $ 0.00 for general administrative costs.

Since inception, the majority of the company's time has been spent refining its business plan and conducting industry research, and preparing for a primary financial offering.

LIQUIDITY AND CAPITAL RESOURCES

As of the date of this registration statement, we have yet to generate any revenues from our business operations. For the period ended April 30, 2009, mBeach Software, Inc. issued 12,000,000 shares of common stock to our sole officer and director for cash proceeds of $7,500 at $0.000625 per share.

We anticipate needing a minimum of $125,000 in order to execute our business plan over the next twelve (12) months, which includes completing the business plan, completing the prototype plans, and identifying the necessary resources to implement our plan. We anticipate the work will require three part time resources that will cost approximately $80,000 with the balance of $45,000 for general working capital purposes. The three part time resources will consist of an industry expert, a marketing expert and a financial analyst. The Company estimates ten hours per week for both the industry and marketing expert, and three hours per week for the financial analyst.

Our business expansion will require significant capital resources that may be funded through the issuance of common stock or of notes payable or other debt arrangements that may affect our debt structure. Despite our current financial status we believe that we may be able to issue notes payable or debt instruments in order to start executing our Business and Marketing Plan. We anticipate that receipt of such financing may require granting a security interest in the service offering, and are willing to grant such interest to secure the necessary funding.

Through April 30, 2009, we have spent a total of $79.00 in G & A. We raised the cash amounts used in these activities from our officer.

To date, we have managed to keep our monthly cash flow requirement low for two reasons. First, our sole officer has agreed not to draw a salary until a minimum of $250,000 in funding is obtained or until we have achieved $500,000 in gross revenues. Second, we have been able to keep our operating expenses to a minimum by operating in space owned by our sole officer and are only paying the direct expenses associated with our business operations.

Given our low monthly cash flow requirement and the agreement of our officer, management believes that, even though our auditors have expressed substantial doubt about our ability to continue as a going concern, and assuming that we do not commence our anticipated operations it has sufficient financial resources to meet its obligations for at least the next twelve months.

In the early stages of our company, we will need cash for completing the business and marketing plan. We anticipate that during the first year, in order to execute our business plan to any meaningful degree, we would need to spend a minimum of $125,000 on such endeavors. If we are unable to raise the funds partially through this offering we will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that we will be able to keep costs from being more than these estimated amounts or that we will be able to raise such funds. Even if we sell all shares offered through this registration statement, we expect that we will seek additional financing in the future. However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that we will be required to seek protection from creditors under applicable bankruptcy laws.

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues. See
Note 6 of our financial statements.

MANAGEMENT

OFFICERS AND DIRECTORS

Our sole officer and director will serve until his successor is elected and qualified. Our officers are elected by the board of directors to a term of one
(1) year and serve until their successor is duly elected and qualified, or until they are removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our president, secretary/treasurer, and director and vice president is set forth below:

Name and Address      Age      Position(s)
----------------      ---      -----------
William Gaffney        53      President, Secretary/Treasurer, Principal
                               Executive Officer Principal Financial Officer, and sole member of the Board of Directors

The person named above has held his offices/positions since the inception of our company and is expected to hold his offices/positions until the next annual meeting of our stockholders.

                      COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has not established any committees, including an Audit Committee, a Compensation Committee, a Nominating Committee or any committee performing a similar function. The functions of those committees are being undertaken by the entire board as a whole. Because we do not have any independent directors, our Board of Directors believes that the establishment of committees of the Board would not provide any benefits to our company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees. Our director is not an "audit committee financial expert" within the meaning of Item 401(e) of Regulation S-B. In general, an "audit committee financial expert" is an individual member of the audit committee or Board of Directors who:

      o understands generally accepted accounting principles and financial statements,

      o is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

      o has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

      o  understands internal controls over financial reporting, and

      o  understands audit committee functions.

Our Board of Directors is comprised of an individual who was integral to our formation and who is involved in our day to day operations. While we would prefer our director be an audit committee financial expert, the individual who has been key to our development has professional background in finance or accounting. As with most small, early stage companies, until such time as our company further develops its business, achieves a stronger revenue base and has sufficient working capital to purchase directors and officers insurance, we do not have any immediate prospects to attract independent directors. When we are able to expand our Board of Directors to include one or more independent directors, we intend to establish an Audit Committee of our Board of Directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include "independent" directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

WE DO NOT HAVE ANY INDEPENDENT DIRECTORS AND WE HAVE NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, STOCKHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of one individual who is also our executive officer. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our executive officer and the oversight of the accounting functions.

Although we have adopted a Code of Ethics and Business Conduct we have not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, we may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

                       CODE OF BUSINESS CONDUCT AND ETHICS

In April 2009 we adopted a Code of Ethics and Business Conduct which is applicable to our future employees and which also includes a Code of Ethics for our CEO and principal financial officers and persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote

      o  honest and ethical conduct,

      o full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

      o  compliance with applicable laws, rules and regulations,

      o  the prompt reporting violation of the code, and

      o  accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as an exhibit to our S-1 filing. Any person desiring a copy of the Code of Business Conduct and Ethics, can obtain one by going to Edgar and looking at the attachments to our S-1.

                      BACKGROUND OF OFFICERS AND DIRECTORS

William Gaffney, PRESIDENT, CEO, DIRECTOR, SECRETARY/TREASURER

RESUME

Mr. Gaffney has over 20 years of entrepreneurial experience in business and innovative technology companies. William Gaffney joined uVuMobile in September 2007 with a primary focus on sales and business development. uVuMobile provides software to companies that allow them to conduct mobile transactions. He brings to the Company extensive entrepreneurial experience in starting up and working with innovative technology driven companies. Prior to joining uVuMobile, Mr. Gaffney was a business development consultant from October 2006 to September 2007 for Interop Technologies, LLC. From May 2004 to September 2006, Mr. Gaffney was the Director of Business Development for Matestar Electronics, a Chinese OEM manufacturer of audio and video consumer electronic products. From September 1999 to April 2004, Mr. Gaffney was the Founder of Downloadable Technologies, LLC, a leading innovator of digital audio products for the toy industry.

CONFLICTS OF INTEREST

At the present time, we do not foresee a direct conflict of interest with our sole officer and director. The only conflict that we foresee is William Gaffney's devotion of time to projects that do not involve us. In the event that William Gaffney ceases devoting time to our operations, he has agreed to resign as an officer and director.

                             EXECUTIVE COMPENSATION

William Gaffney will not be taking any compensation until the Company has raised $250,000 in working capital or has sales in excess of $500,000.

SUMMARY OF COMPENSATION

We did not pay any salaries in 2009. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

SUMMARY COMPENSATION TABLE

The following table provides certain summary information concerning cash and certain other compensation we paid to our Chief Executive Officer for the fiscal year ending April 30, 2009.

                                                                                        Non-Qualified
                                                   Stock     Option      Non-Equity       Deferred       All Other
                           Fiscal  Salary  Bonus  Award(s)  Award(s)   Incentive Plan   Compensation   Compensation  Total
Name & Principal Position   Year     ($)    ($)     ($)       ($)     Compensation ($)   Earnings ($)       ($)       ($)
-------------------------  ------  ------  -----  --------  --------  ----------------  -------------  ------------  -----
William Gaffney             2009     $0      -       -         -             -                -              -         0
Chief Executive Officer

                                                     Number of       Percentage
Title of Class            Name                      Shares Owned    of Shares(1)
--------------            ----                      ------------    ------------

Shares of Common Stock    William Gaffney (2)        12,000,000         100%
                          105 Hickory Oak Hollow
                          Cumming, GA 30040
__________

(1) Based on 12,000,000 shares outstanding as of April 30th, 2009.

(2) The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. William Gaffney is the only "promoter" of our company.

We have no employment agreements with our sole Executive Officer and Director. We will not pay compensation to Directors for attendance at meetings. We will reimburse the Directors for reasonable expenses incurred during the course of their performance.

DIRECTOR COMPENSATION

Mr. William Gaffney a member of our Board of Directors is also our executive officer. We do not pay fees to directors for attendance at meetings of the Board of Directors or of committees; however, we may adopt a policy of making such payments in the future. We will reimburse out-of-pocket expenses incurred by directors in attending board and committee meetings.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans including options and SARs that provide compensation intended to serve as incentive for performance.

EMPLOYMENT AGREEMENTS

At this time, mBeach Software, Inc. has not entered into any employment agreements with our sole officer and director. If there is sufficient cash flow available from our future operations, the company may in the future enter into employment agreements with our sole officer and director, or future key staff members.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Florida

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Florida law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what his ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

                                                      Number of      Percentage
Title of Class            Name                      Shares Owned    of Shares(1)
--------------            ----                      ------------    ------------

Shares of Common Stock    William Gaffney (2)        12,000,000         100%
                          105 Hickory Oak Hollow
                          Cumming, GA 30040

(1) Based on 12,000,000 shares outstanding as of April 30th, 2009.

(2) The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. William Gaffney is the only "promoter" of our company.

For the period ended April 30, 2009, a total of 12,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers' transactions. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue control our company after the offering, investors in this offering will be unable to change the course of our operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

The company is hereby registering 3,000,000 of its common shares, in addition to the 12,000,000 shares currently issued and outstanding. The price per share is $0.01 (please see "Plan of Distribution" below).

The 12,000,000 shares currently issued and outstanding were acquired by our sole officer and director for the period ended, April 30, 2009. We issued a total of 12,000,000 common shares for consideration of $7,500, which was accounted for as a purchase of common stock.

                            DESCRIPTION OF SECURITIES

In the event the company receives payment for the sale of their shares, mBeach Software, Inc. will receive all of the proceeds from such sales. mBeach Software, Inc. is bearing all expenses in connection with the registration of the shares of the company.

COMMON STOCK

The authorized common stock is two hundred and fifty million (250,000,000) shares with a par value of $.0001 for an aggregate par value of twenty five thousand dollars ($25,000).

   * have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

   * are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

   * do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;

   * and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Florida for a more complete description of the rights and liabilities of holders of our securities.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 60% of our outstanding shares.

CASH DIVIDENDS

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

                                    REPORTING

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

                              STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, mBeach Software, Inc. will act as its own transfer agent.

                                STOCK OPTION PLAN

The Board of Directors of mBeach Software, Inc. has not adopted a stock option plan ("Stock Option Plan"). The company has no plans to adopt a stock option plan but may choose to do so in the future. If such a plan is adopted, this plan may be administered by the board or a committee appointed by the board (the "Committee"). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted. mBeach Software, Inc. may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

                                   LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

                                  LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Schneider Weinberger & Beilly LLP.

                                     EXPERTS

On August 4, 2009, MBeach Software, Inc., a Florida corporation (the "Registrant"), changed its principal independent accountants. On such date, Moore resigned from serving as the Registrant's independent registered public accounting firm and the Registrant retained Seale & Beers CPAs as its principal independent accountants. The decision to change accountants was approved by the Registrant's Board of Directors.

On August 27, 2009, the Registrant was informed that the PCAOB revoked the registration of Moore because of violations of PCAOB rules and auditing standards in auditing the financial statements, PCAOB rules and quality controls standards and Section 10(b) of the Securities and Exchange Act of 1934 and Rule 10b-5 thereunder, and non-cooperation with a PCAOB investigation. You can find a copy of the order at http://www.pcaobus.org/Enforcement/Disciplinary_Proceedings /2009/08-27_Moore.pdf.

The Resignation of Moore
------------------------

Moore was the independent registered public accounting firm for the Registrant's from April 24, 2009 (inception) until August 3, 2009. None of Moore's reports on the Registrant's financial statements from April 24, 2009 (inception) until April 30, 2009 and for the period since then until July 30, 2009 (a) contained an adverse opinion or disclaimer of opinion, or (b) was modified as to uncertainty, audit scope, or accounting principles, or (c) contained any disagreements on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Moore, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. None of the reportable events set forth in Item 304(a)(1)(iv) of Regulation S-K occurred during the period in which Moore served as the Registrant's principal independent accountants.

However, the report of Moore, dated May 18, 2009, on our consolidated financial statements as of and for the year ended April 30, 2009 contained an explanatory paragraph which noted that there was substantial doubt as to our ability to continue as a going concern for the period April 24, 2009 (inception) to the fiscal year ended April 30, 2009.

The Registrant has provided Moore with a copy of this disclosure and has requested that Moore furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements, and if not, stating the respects in which it does not agree. Moore has informed us that at the recommendation of legal counsel, it will not be providing a revised letter to be filed as Exhibit 16.1 to this Current Report.

The Engagement of Seale & Beers CPAs
------------------------------------

Prior to August 6, 2009, the date that Seale & Beers CPAs was retained as the principal independent accountants of the Registrant:

(1) The Registrant did not consult Seale & Beers CPAs regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Registrant's financial statements;

(2) Neither a written report nor oral advice was provided to the Registrant by Seale & Beers CPAs that they concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; and

(3) The Registrant did not consult Seale & Beers CPAs regarding any matter that was either the subject of a "disagreement" (as defined in Item 304(a)(1)(iv) of Regulation S-X and the related instructions) or any of the reportable events set forth in Item 304(a)(1)(v) of Regulation S-X

Due to the PCAOB revocation of Moore's registration, the Company has asked Seale & Beers CPAs, to re-audit the Company's financial statements for the year ended April 30, 2009. Our new PCAOB registered firm, Seale and Beers CPAs, has completed the re-audit of the necessary periods.

The Registrant will not use the Securities and Exchange Commission's comment process as a defense in any securities related litigation against the Registrant.

Our financial statements have been audited for the period ending April 30, 2009 by Seale & Beers, as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

                              FINANCIAL STATEMENTS


FINANCIAL STATEMENTS July 31, 2009

Balance Sheets ............................................................  F-2

Statements of Operations ..................................................  F-3

Statements of Stockholders' Equity (Deficit) ..............................  F-4

Statements of Cash Flows ..................................................  F-5

Notes to the Financial Statements .........................................  F-6



FINANCIAL STATEMENTS Audited April 30, 2009

Auditors' Report ..........................................................  F-7

Balance Sheet .............................................................  F-8

Statement of Operations ...................................................  F-9

Statement of Stockholders' Equity (Deficit) ............................... F-10

Statement of Cash Flows ................................................... F-11

Notes to the Financial Statements ......................................... F-12
                              mBeach Software, Inc
                          (A Development Stage Company)
                                 Balance Sheets

                                     ASSETS
                                     ------
                                                         July 31,       As of
                                                           2009       April 30,
                                                        Unaudited       2009
                                                        ---------     ---------

CURRENT ASSETS
  Cash and cash equivalents ........................    $   3,027     $   7,500
                                                        ---------     ---------
    Total current assets ...........................        3,027         7,500
                                                        ---------     ---------

                                                        ---------     ---------
TOTAL ASSETS .......................................    $   3,027     $   7,500
                                                        =========     =========

                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
                -------------------------------------------------

CURRENT LIABILITIES
  Accounts Payable and Accrued Liabilities .........          393             -
                                                        ---------     ---------
    Total liabilities ..............................          393             -
                                                        =========     =========


STOCKHOLDERS' EQUITY (DEFICIENCY)
  Capital Stock
    Authorized:
      250,000,000 common shares, $0.0001 par value
    Issued and outstanding shares:
      12,000,000 ...................................    $   1,200     $   1,200
    Additional paid-in capital .....................        6,379         6,379
    Deficit accumulated during the development stage       (4,945)          (79)
                                                        ---------     ---------
  Total Stockholders' Equity (Deficiency) ..........        2,634         7,500
                                                        ---------     ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY .........    $   3,027     $   7,500
                                                        =========     =========

   The accompanying notes are an integral part of these financial statements.

                              mBeach Software, Inc.
                          (A Development Stage Company)
                            Statements of Operations

                                                                  For the Period
                                                     Three        from Inception
                                                     Months          April 24,
                                                     Ended            2009 to
                                                    July 31,         July 31,
                                                      2009             2009
                                                  -----------     --------------

REVENUES ....................................     $         0      $         0
                                                  -----------      -----------

EXPENSES
   General & Administrative .................     $     4,866      $     4,945
                                                  -----------      -----------

   Loss Before Income Taxes .................     $     4,866      $     4,945
                                                  -----------      -----------

   Provision for Income Taxes ...............               0                0
                                                  -----------      -----------

   Net Loss .................................     $     4,866      $     4,945
                                                  ===========      ===========

PER SHARE DATA:

   Basic and diluted loss per common share ..     $         0
                                                  ===========

   Weighted Average Common shares outstanding      12,000,000
                                                  ===========

   The accompanying notes are an integral part of these financial statements.

                                       mBeach Software, Inc.
                                   (A Development Stage Company)
                         Statements of Stockholders' Equity (Deficiency)
                                                                              Deficit
                                                                            Accumulated
                                           Common Stock        Additional   During the
                                     -----------------------    Paid-in     Development
                                       Shares       Amount      Capital       Stage        Total
                                     ----------   ----------   ----------   -----------   -------
Inception - April 24, 2009 .......            -   $        -   $        -   $        -    $     -

   Common shares issued to Founder
   for cash at $0.000625 per share
   (par value $0.0001) on
   April 24, 2009 ................   12,000,000        1,200        6,300            -      7,500

      Contributed Capital ........            -            -           79            -         79

   Loss for the period from
   inception on April 24, 2009
   to April 30, 2009 .............            -            -            -          (79)       (79)
                                     ----------   ----------   ----------   ----------    -------

Balance - April 30, 2009 (Audited)   12,000,000        1,200        6,379          (79)     7,500
                                     ==========   ==========   ==========   ==========    =======

Loss for the period ending
   July 31, 2009 .................            -            -            -       (4,866)    (4,866)
                                     ----------   ----------   ----------   ----------    -------

Balance - July 31, 2009 ..........   12,000,000        1,200        6,379       (4,945)     2,634
                                     ==========   ==========   ==========   ==========    =======

            The accompanying notes are an integral part of these financial statements.

                                                F-4

                              mBeach Software, Inc.
                          (A Development Stage Company)
                            Statements of Cash Flows

                                                                  For the Period
                                                       Three      from Inception
                                                       Months        April 24,
                                                       Ended          2009 to
                                                      July 31,       July 31,
                                                        2009           2009
                                                      --------    --------------
OPERATING ACTIVITIES

   Loss for the period ...........................    $ (4,866)      $ (4,945)
                                                      --------       --------

   Changes in Operating Assets and Liabilities:
      (Increase) decrease in prepaid expenses ....           -              -
      Increase (decrease) in accounts payable ....           -              -
      Increase (decrease) in accrued liabilities .         393            393
                                                      --------       --------
   Net cash used in operating activities .........       4,473          4,552
                                                      --------       --------

INVESTING ACTIVITIES
                                                      --------       --------
   Net cash used in investing activities .........           -              -
                                                      --------       --------

FINANCING ACTIVITIES

   Contributed by Founder ........................           -             79
   Common stock issued for cash ..................           -          7,500
                                                      --------       --------
   Net cash provided by financing activities .....           -          7,579
                                                      --------       --------


INCREASE IN CASH AND CASH EQUIVALENTS ............      (4,473)         3,027

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD .       7,500              0
                                                      --------       --------

CASH AND CASH EQUIVALENTS AT END OF PERIOD .......    $  3,027       $  3,027
                                                      ========       ========

Supplemental Cash Flow Disclosures:

   Cash paid for:
      Interest expense ...........................    $      -       $      -
                                                      ========       ========
      Income taxes ...............................    $      -       $      -
                                                      ========       ========

   The accompanying notes are an integral part of these financial statements.

                          NOTES TO FINANCIAL STATEMENTS

                                  July 31, 2009
                                   (unaudited)

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

         The accompanying financial statements have been prepared by mBeach Software, Inc. without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at July 31, 2009, and for all periods presented herein, have been made.

         Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's April 30, 2009 audited financial statements

NOTE 2 - GOING CONCERN

         mBeach Software Inc.'s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern. The Company is intending to fund its initial operations by way of issuing Founders' shares and entering into a private placement offering.

         The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
--------------------------------
www.sealebeers.com


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------


To the Board of Directors
mBeach Software, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of mBeach Software, Inc. (A Development Stage Company) as of April 30, 2009, and the related statements of operations, stockholders' equity (deficit) and cash flows for the period from inception on April 24, 2009 through April 30, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of mBeach Software, Inc. (A Development Stage Company) as of April 30, 2009, and the related statements of operations, stockholders' equity (deficit) and cash flows for the period from inception on April 24, 2009 through April 30, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has an accumulated deficit of $79, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Seale and Beers, CPAs

Seale and Beers, CPAs
Las Vegas, Nevada
September 14, 2009


 6490 West Desert Inn Rd, Las Vegas, NV 89146 (702) 253-7492 Fax (702) 253-7501
 ------------------------------------------------------------------------------
                              mBeach Software, Inc
                          (A Development Stage Company)
                                  Balance Sheet

                                     ASSETS
                                     ------
                                                                        As of
                                                                      April 30,
                                                                        2009
                                                                     ----------

CURRENT ASSETS
   Cash and cash equivalents ......................................  $    7,500
                                                                     ----------
      Total current assets ........................................       7,500
                                                                     ----------

                                                                     ----------
TOTAL ASSETS ......................................................  $    7,500
                                                                     ==========

                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
                -------------------------------------------------

CURRENT LIABILITIES
   Loan from Officer (See notes to financial statements) ..........           -
                                                                     ----------
      Total liabilities ...........................................           -
                                                                     ==========


STOCKHOLDERS' EQUITY (DEFICIENCY)
   Capital Stock (Note 3)
      Authorized:
         250,000,000 common shares, $0.0001 par value
      Issued and outstanding shares:
         12,000,000 ...............................................  $    1,200
      Additional paid-in capital ..................................       6,379
      Deficit accumulated during the development stage ............         (79)
                                                                     ----------
   Total Stockholders' Equity (Deficiency) ........................       7,500
                                                                     ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ........................  $    7,500
                                                                     ==========

   The accompanying notes are an integral part of these financial statements.

                              mBeach Software, Inc.
                          (A Development Stage Company)
                             Statement of Operations

                                                                  For the Period
                                                                  from Inception
                                                                     April 24,
                                                                      2009 to
                                                                     April 30,
                                                                       2009
                                                                  --------------

REVENUES ....................................................     $           0
                                                                  -------------

EXPENSES
   General & Administrative .................................     $          79
                                                                  -------------

Loss Before Income Taxes ....................................     $          79
                                                                  -------------

Provision for Income Taxes ..................................                 0
                                                                  -------------

Net Loss ....................................................     $          79
                                                                  =============

PER SHARE DATA:

   Basic and diluted loss per common share ..................     $           0
                                                                  =============

   Weighted Average Common shares outstanding ...............        12,000,000
                                                                  =============

   The accompanying notes are an integral part of these financial statements.

                                       mBeach Software, Inc.
                                   (A Development Stage Company)
                          Statement of Stockholders' Equity (Deficiency)
                                                                              Deficit
                                                                            Accumulated
                                           Common Stock        Additional   During the
                                     -----------------------    Paid-in     Development
                                       Shares       Amount      Capital       Stage        Total
                                     ----------   ----------   ----------   -----------   -------
Inception - April 24, 2009 .......            -   $        -   $        -   $        -    $     -

   Common shares issued to Founder
   for cash at $0.000625 per share
   (par value $0.0001) on
   April 24, 2009 ................   12,000,000        1,200        6,300            -      7,500

   Contributed Capital ...........            -            -           79            -         79

   Loss for the period from
   inception on April 24, 2009
   to April 30, 2009 .............            -            -            -          (79)       (79)
                                     ----------   ----------   ----------   ----------    -------

Balance - April 30, 2009 .........   12,000,000        1,200        6,379          (79)     7,500
                                     ==========   ==========   ==========   ==========    =======

            The accompanying notes are an integral part of these financial statements.

                                                F-10

                              mBeach Software, Inc.
                          (A Development Stage Company)
                             Statement of Cash Flows

                                                                  For the Period
                                                                  from Inception
                                                                     April 24,
                                                                      2009 to
                                                                     April 30,
                                                                       2009
                                                                  --------------
OPERATING ACTIVITIES

   Loss for the period ........................................     $      (79)

   Changes in Operating Assets and Liabilities:
      (Increase) decrease in prepaid expenses .................              -
      Increase (decrease) in accounts payable .................              -
      Increase (decrease) in accrued liabilities ..............              -
                                                                    ----------
   Net cash used in operating activities ......................            (79)
                                                                    ----------

INVESTING ACTIVITIES
                                                                    ----------
   Net cash used in investing activities ......................              -
                                                                    ----------

FINANCING ACTIVITIES

   Contributed by Founder .....................................             79
   Common stock issued for cash ...............................          7,500
                                                                    ----------
   Net cash provided by financing activities ..................          7,579
                                                                    ----------


INCREASE IN CASH AND CASH EQUIVALENTS .........................          7,500

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD ..............              0
                                                                    ----------

CASH AND CASH EQUIVALENTS AT END OF PERIOD ....................     $    7,500
                                                                    ==========

Supplemental Cash Flow Disclosures:

   Cash paid for:
      Interest expense ........................................     $        -
                                                                    ==========
      Income taxes ............................................     $        -
                                                                    ==========

   The accompanying notes are an integral part of these financial statements.

                              MBEACH SOFTWARE, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                (APRIL 30, 2009)

NOTE 1. GENERAL ORGANIZATION AND BUSINESS

mBeach Software, Inc. ("mBeach Software, Inc.") is a development stage company, incorporated in the State of Florida on, 04/24/2009, to develop a mobile transaction enablement software company.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Accounting Basis
----------------

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents
-------------------------

For the purpose of the financial statements cash equivalents include all highly liquid investments with maturity of three months or less.

Earnings (Loss) per Share
-------------------------

The basic earnings (loss) per share are calculated by dividing the Company's net income available to common shareholders by the weighted average number of common shares outstanding during the year. The diluted earnings (loss) per share are calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity. There are no diluted shares outstanding.

Dividends
---------

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

Income Taxes
------------

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. No provision for income taxes is included in the statement due to its immaterial amount, net of the allowance account, based on the likelihood of the Company to utilize the loss carry-forward

                              MBEACH SOFTWARE, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                (APRIL 30, 2009)

Advertising
-----------

The Company expenses advertising as incurred. The advertising since inception has been $0.0

Use of Estimates
----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue and Cost Recognition
----------------------------

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

Property
--------

The company does not own any real estate or other properties. The company's office is located 105 Hickory Oak Hollow, Cumming Ga 30040. Our contact number is 678-358-6954. The business office is located at the home of William Gaffney, the CEO of the company at no charge to the company.

NOTE 3. INCOME TAXES:

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company's opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Details for the last three years follow:

                              MBEACH SOFTWARE, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                (APRIL 30, 2009)

Year Ended April 30                                      2009
---------------------                                    ----
         Deferred Tax Asset
         Valuation Allowance
         Current Taxes Payable ....................        0.00
                                                      ---------
         Income Tax Expense .......................   $    0.00
                                                      =========

The Company has filed no income tax returns since inception.

NOTE 4. STOCKHOLDERS' EQUITY

Common Stock
------------

On April 24, 20009, the Company issued 12,000,000 of its $0.00075 par value common stock for $7,500 cash to the founders of the Company.

There are 250,000,000 Common Shares at $0.0001 par value Authorized with 12,000,000 Issued and Outstanding as of April 30, 2009.

NOTE 5. RELATED PARTY TRANSACTIONS

The sole officer/director paid the incorporation fees for the company. The total amount is considered Contributed Capital.

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 6. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period April 24, 2009 (date of inception) through April 30, 2009 the Company has had a net loss of $79. As of April 30, 2009, the Company has not emerged from the development stage. In view of these matters, recoverability of any asset amounts shown in the accompanying financial statements is dependent upon the Company's ability to begin operations and to achieve a level of profitability. Since inception, the Company has financed its activities principally from the sale of equity securities. The Company intends on financing its future development activities and its working capital needs largely from loans and the sale of public equity securities with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements.

                              MBEACH SOFTWARE, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                (APRIL 30, 2009)

NOTE 7. THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

Below is a listing of the most recent accounting standards and their effect on the Company.

Recent Accounting Pronouncements
--------------------------------

In April 2009, the FASB issued FSP No. FAS 157-4, "Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly" ("FSP FAS 157-4"). FSP FAS 157-4 provides guidance on estimating fair value when market activity has decreased and on identifying transactions that are not orderly. Additionally, entities are required to disclose in interim and annual periods the inputs and valuation techniques used to measure fair value. This FSP is effective for interim and annual periods ending after June 15, 2009. The Company does not expect the adoption of FSP FAS 157-4 will have a material impact on its financial condition or results of operation.

In December 2008, the FASB issued FSP No. FAS 140-4 and FIN 46(R)-8, "Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities." This disclosure-only FSP improves the transparency of transfers of financial assets and an enterprise's involvement with variable interest entities, including qualifying special-purpose entities. This FSP is effective for the first reporting period (interim or annual) ending after December 15, 2008, with earlier application encouraged. The Company adopted this FSP effective January 1, 2009. The adoption of the FSP had no impact on the Company's results of operations, financial condition or cash flows.

In December 2008, the FASB issued FSP No. FAS 132(R)-1, "Employers' Disclosures about Postretirement Benefit Plan Assets" ("FSP FAS 132(R)-1"). FSP FAS 132(R)-1 requires additional fair value disclosures about employers' pension and postretirement benefit plan assets consistent with guidance contained in SFAS
157. Specifically, employers will be required to disclose information about how investment allocation decisions are made, the fair value of each major category of plan assets and information about the inputs and valuation techniques used to develop the fair value measurements of plan assets. This FSP is effective for fiscal years ending after December 15, 2009. The Company does not expect the adoption of FSP FAS 132(R)-1 will have a material impact on its financial condition or results of operation.

In October 2008, the FASB issued FSP No. FAS 157-3, "Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active," ("FSP FAS 157-3"), which clarifies application of SFAS 157 in a market that is not active. FSP FAS 157-3 was effective upon issuance, including prior periods for which financial statements have not been issued. The adoption of FSP FAS 157-3 had no impact on the Company's results of operations, financial condition or cash flows.

                              MBEACH SOFTWARE, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                (APRIL 30, 2009)

In September 2008, the FASB issued exposure drafts that eliminate qualifying special purpose entities from the guidance of SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," and FASB Interpretation 46 (revised December 2003), "Consolidation of Variable Interest Entities - an interpretation of ARB No. 51," as well as other modifications. While the proposed revised pronouncements have not been finalized and the proposals are subject to further public comment, the Company anticipates the changes will not have a significant impact on the Company's financial statements. The changes would be effective March 1, 2010, on a prospective basis.

In June 2008, the FASB issued FASB Staff Position EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities, ("FSP EITF 03-6-1"). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the computation of earnings per share under the two-class method as described in FASB Statement of Financial Accounting Standards No. 128, "Earnings per Share." FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and earlier adoption is prohibited. We are not required to adopt FSP EITF 03-6-1; neither do we believe that FSP EITF 03-6-1 would have material effect on our consolidated financial position and results of operations if adopted.

In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60". SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company's financial position, statements of operations, or cash flows at this time.

In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles". SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB's amendments to AU
Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company's financial position, statements of operations, or cash flows at this time.

                              MBEACH SOFTWARE, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                (APRIL 30, 2009)

In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities--an amendment of FASB Statement No. 133. This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its consolidated financial position, results of operations or cash flows.

In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110 regarding the use of a "simplified" method, as discussed in SAB No. 107 (SAB
107), in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based Payment. In particular, the staff indicated in SAB 107 that it will accept a company's election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. The Company currently uses the simplified method for "plain vanilla" share options and warrants, and will assess the impact of SAB 110 for fiscal year 2009. It is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements--an amendment of ARB No. 51. This statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this statement was issued, limited guidance existed for reporting noncontrolling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Statement 141 (revised 2007). The Company will adopt this Statement beginning March 1, 2009. It is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

                              MBEACH SOFTWARE, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                (APRIL 30, 2009)

In December 2007, the FASB, issued FAS No. 141 (revised 2007), Business Combinations'. This Statement replaces FASB Statement No. 141, Business Combinations, but retains the fundamental requirements in Statement 141. This Statement establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this statement is the same as that of the related FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements. The Company will adopt this statement beginning March 1, 2009. It is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

In February 2007, the FASB, issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities--Including an Amendment of FASB Statement No.
115. This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in FAS 159 are elective; however, an amendment to FAS 115 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. SFAS No. 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157 Fair Value Measurements. The Company will adopt SFAS No. 159 beginning March 1, 2008 and is currently evaluating the potential impact the adoption of this pronouncement will have on its consolidated financial statements.

NOTE 8.  CONCENTRATIONS OF RISKS

Cash Balances
-------------

The Company maintains its cash in institutions insured by the Federal Deposit Insurance Corporation (FDIC). This government corporation insured balances up to $100,000 through October 13, 2008. As of October 14, 2008 all non-interest bearing transaction deposit accounts at an FDIC-insured institution, including all personal and business checking deposit accounts that do not earn interest, are fully insured for the entire amount in the deposit account. This unlimited insurance coverage is temporary and will remain in effect for participating institutions until December 31, 2009. All other deposit accounts at FDIC-insured institutions are insured up to at least $250,000 per depositor until December 31, 2009. On January 1, 2010, FDIC deposit insurance for all deposit accounts, except for certain retirement accounts, will return to at least $100,000 per depositor. Insurance coverage for certain retirement accounts, which include all IRA deposit accounts, will remain at $250,000 per depositor.

               PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The registrant will pay for all expenses incurred by this offering. Whether or not all of the offered shares are sold, these expenses are estimated as follows:

                  SEC Filing Fee and Printing ..   $ 1,000 *
                  Transfer Agent ...............         0
                                                   -------
                       TOTAL ...................   $ 1,000
                                                   -------
                  * estimate

RECENT SALES OF UNREGISTERED SECURITIES

(a) Prior sales of common shares

mBeach Software, Inc. is authorized to issue up to 250,000,000 shares of common stock with a par value of $0.0001. For the period ended April 30, 2009, we had issued 12,000,000 common shares to our sole officer and director for a total consideration of $7,500.

mBeach Software, Inc. is not listed for trading on any securities exchange in the United States, and there has been no active market in the United States or elsewhere for the common shares.

During the past year, mBeach Software, Inc. has sold the following securities which were not registered under the Securities Act of 1933, as amended:

For the period ended April 30, 2009, mBeach Software, Inc. issued 12,000,000 shares of common stock to the sole officer and director for cash proceeds of $7,500 at 0.000625 per share.

                                    EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.

EXHIBIT NO.   DOCUMENT DESCRIPTION
-----------   --------------------
3.1           Articles of Incorporation of mBeach Software, Inc.**

3.2           Bylaws of mBeach Software, Inc.**

4.1           Specimen Stock Certificate of mBeach Software, Inc.**

5.1           Opinion of Counsel*

14.1          Code of Business Conduct and Ethics**

23.1          Consent of Accountants*

23.2          Consent of Counsel*

99.1          Subscription Documents and Procedure of mBeach Software, Inc.**
_________________
*  Filed herewith
** Previously filed

(B) DESCRIPTION OF EXHIBITS

EXHIBIT 3.1 Articles of Incorporation of mBeach Software, Inc.

EXHIBIT 3.2 Bylaws of mBeach Software, Inc.

EXHIBIT 4.1 Specimen Stock Certificate of mBeach Software, Inc.

EXHIBIT 5.1 Opinion of Counsel

EXHIBIT 14.1 Code of Business Conduct and Ethics.

EXHIBIT 23.1 Consent of Accountants

EXHIBIT 23.2 Consent of Counsel

EXHIBIT 99.1 Subscription Documents and Procedure of mBeach Software, Inc.


                                  UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

      ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

      ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

      iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

      iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on this Form S-1. Furthermore, the registrant has authorized this registration statement and has duly caused this Form S-1 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cumming GA, on this 4th day of November, 2009.

mBeach Software, Inc.

/s/ William Gaffney
    ---------------
    William Gaffney
    President and Director
    Principal Executive Officer
    Principal Financial Officer
    Principal Accounting Officer


Know all men by these present, that each person whose signature appears below constitutes and appoints William Gaffney, as agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Form S-1 registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ William Gaffney                          November 4, 2009
    ---------------
    William Gaffney
    President and Director
    Principal Executive Officer
    Principal Financial Officer
    Principal Accounting Officer